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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 Nos. 33-61752, 33-80918, 33-86940, 333-50774, 333-50776, 333-77233, 333-111498, 333-123233, 333-153337, 333-163543 and 333-184576) of Isle of Capri Casinos, Inc.

of our reports dated July 2, 2013, with respect to the consolidated financial statements and schedule of Isle of Capri Casinos, Inc., and the effectiveness of internal control over financial reporting of Isle of Capri Casinos, Inc. included in this Annual Report (Form 10-K) of Isle of Capri Casinos, Inc. for the fiscal year ended April 28, 2013.

/s/ Ernst & Young LLP

St. Louis, Missouri
July 2, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm